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                                                                     Exhibit 3.1

                           SIXTH AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               OPTIUM CORPORATION

     Optium Corporation, a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies as follows:

     1. The name of the Corporation is Optium Corporation. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was September 8, 2000 (the "ORIGINAL CERTIFICATE"). The name under which the Corporation filed the Original Certificate was Optium, Inc.

     2. This Sixth Amended and Restated Certificate of Incorporation (the "CERTIFICATE") amends, restates and integrates the provisions of the Fifth Amended and Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on March 3, 2006, as amended (the "FIFTH CERTIFICATE OF INCORPORATION"), and was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law (the "DGCL").

     3. The text of the Fifth Certificate of Incorporation is hereby amended and restated in its entirety to provide as herein set forth in full.

                                    ARTICLE I

     The name of the Corporation is Optium Corporation.

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                   ARTICLE IV

                                  CAPITAL STOCK

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     The total number of shares of capital stock which the Corporation shall have authority to issue is Two Hundred Eighty-Two Million Six Hundred
Fifty-Four Thousand Eight Hundred Fifty-Five (282,654,855) shares, which shall consist of (i) Ninety Nine Million Two Hundred Thousand (99,200,000) shares of Common Stock, at a par value of $0.0001 per share (the "COMMON STOCK"), (ii) Eight Hundred Thousand (800,000) shares of Series 2 Non-Voting Common Stock, at a par value of $0.0001 per share (the "SERIES 2 NON-VOTING COMMON STOCK") (iv) Twenty-Four Million Four Hundred and Fifty Thousand (24,450,000) shares of Series A Convertible shares of Preferred Stock, at a par value of $0.0001 per share (the "SERIES A CONVERTIBLE PREFERRED STOCK"), (v) Forty-Two Million Seven Hundred Two Thousand Nine Hundred and Fifty Eight (42,702,958) shares of Series B Convertible Preferred Stock, at a par value of $0.0001 per share (the "SERIES B CONVERTIBLE PREFERRED STOCK"), (vi) Sixty Million Five Hundred Twenty-Six Thousand (60,526,000), shares of Series C Senior Convertible Preferred Stock, at a par value of $0.0001 per share (the "SERIES C SENIOR CONVERTIBLE PREFERRED STOCK"), (vii) Twenty-Five Million Five Hundred Thousand (25,500,000) shares of Series D Senior Convertible Preferred Stock, at a par value of $0.0001 per share (the "SERIES D SENIOR CONVERTIBLE PREFERRED STOCK"), (viii) Twenty Four Million Four Hundred Seventy-Five Thousand Eight Hundred Ninety-Seven (24,475,897) shares of Series D-1 Senior Convertible Preferred Stock, at a par value of $0.0001 per share (the "SERIES D-1 SENIOR CONVERTIBLE PREFERRED STOCK" and, together with the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Senior Convertible Preferred Stock and the Series D Senior Convertible Preferred Stock, the "PRE-IPO PREFERRED STOCK"), and (ix) Five Million (5,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.0001 per share (the "UNDESIGNATED PREFERRED STOCK" and, together with the pre-IPO Preferred Stock, the "PREFERRED STOCK"). All references in SECTION A of this
ARTICLE IV to "Common Stock" shall be deemed to include Common Stock, and Series 2 Non-Voting Common Stock; PROVIDED, that, unless specifically indicated, no shares of capital stock of the Corporation shall be convertible into shares of Series 2 Non-Voting Stock, and all references to the valuation of "Common Stock" shall mean the valuation of Common Stock only.

     The number of authorized shares of the class of Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote, without a vote of the holders of the Preferred Stock (subject to the terms of the pre-IPO Preferred Stock and except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock).

     The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this ARTICLE IV.

                                 A. COMMON STOCK

     1. COMMON STOCK. Subject to all of the rights of the Preferred Stock as expressly provided herein, by law or by the Board of Directors pursuant to this
ARTICLE IV, the Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in the Corporation's Certificate of Incorporation, including, but not limited to, the following rights and

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privileges:

          (a) Dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends;

          (b) The holders of Common Stock shall have the right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one (1) vote; and

          (c) Upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the net assets of the Corporation available for distribution shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

The number of authorized shares of Common Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

     2. SERIES 2 NON-VOTING COMMON STOCK. Subject to all of the rights of the Preferred Stock as expressly provided herein or by the Board of Directors pursuant to this ARTICLE IV, and except as otherwise required by law or this Certificate of Incorporation, the holder of each share of Series 2 Non-Voting of the Corporation shall possess the following rights and privileges:

          (a) VOTING. The holder of each share of Series 2 Non-Voting Common Stock shall have no right or power to vote on any question or in any proceeding, or to be represented at, or to receive notice of, any meeting of stockholders.

          (b) DIVIDENDS; LIQUIDATION; STOCK SPLITS. The holders of shares of Series 2 Non-Voting Common Stock shall be entitled to the same rights and privileges with respect to (i) dividends and (ii) distributions with respect to the liquidation, dissolution or winding-up of the Corporation as provided in SECTIONS A.1(a) and A.1(c) of this ARTICLE IV, respectively, for each holder of Common Stock as if the two classes of stock constituted a single class.

          (c) CONVERSION INTO COMMON STOCK. Each share of Series 2 Non-Voting Common Stock shall automatically and without further action on the part of the Corporation or the holder thereof, be converted into either: (i) in the event that the shares of Series 2 of Non-Voting Common Stock are to be converted in connection with and contingent upon the Corporation's initial firm commitment underwritten public offering of Common Stock and the price per share to the public for such shares of Common Stock (the "IPO PRICE") is less than $15.69672, a number of shares of Common Stock equal to the greater of (A) 0.0001 and (B) the fraction with a numerator equal to (1)(x)(I) the IPO Price divided by twelve MULTIPLIED by (II) the aggregate number of shares of Series D-1 Senior Convertible Preferred Stock then outstanding PLUS twelve times the aggregate number of shares of Series 2 Non-Voting Common Stock then outstanding, MINUS
(y)(I) the Original Purchase Price of the Series D-1 Senior Convertible Preferred Stock MULTIPLIED by (II) the aggregate number of shares of Series
D-1 Senior Convertible Preferred Stock then outstanding, and a denominator equal to (2)(x) the IPO Price divided by twelve MULTIPLIED by (y) the aggregate number of shares of Series D-1 Senior Convertible


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Preferred Stock then outstanding PLUS twelve times the aggregate number of shares of Series 2 Non-Voting Common Stock then outstanding) or (ii) otherwise, one share of Common Stock (in either case, as appropriately adjusted to account for stock splits, stock dividends, reverse stock splits, combinations and the like with respect to the Common Stock), and the holder of such Series 2 Non-Voting Common Stock shall be entitled to all the rights and privileges of a holder of Common Stock with respect to such converted shares (subject to SECTION A.3(d) of this ARTICLE IV), in both cases upon the earlier of:

               (i)    March 3, 2011;

               (ii) the conversion of all shares of Convertible Preferred Stock into shares of Common Stock pursuant to SECTION B.1(e)(xvii) of this
ARTICLE IV;

               (iii) the closing of any transaction described in the last paragraph of SECTION B.1(c) of this ARTICLE IV; or

               (iv) the redemption of any shares of Convertible Preferred pursuant to SECTION B.1(f) of this ARTICLE IV.

          (d) No fractional shares hall be issued upon the conversion of Series 2 Non-Voting Common Stock. If any fractional share of Common Stock would, except for the provisions of the first sentence of this SECTION A.3(d), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series 2 Non-Voting Common Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation, and based upon the aggregate number of shares of Series 2 Non-Voting Common Stock Convertible Preferred surrendered by any one holder.

     The number of authorized shares of Series 2 Non-Voting Common Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of
Section 242(b)(2) of the DGCL.

                     B. PRE-IPO CONVERTIBLE PREFERRED STOCK

     1. CONVERTIBLE PREFERRED. The series of Preferred Stock designated and known as "SERIES A CONVERTIBLE PREFERRED STOCK" shall consist of 24,450,000 shares, the series of Preferred Stock designated and known as "SERIES B CONVERTIBLE PREFERRED STOCK" shall consist of 42,702,958 shares, the series of Preferred Stock designated and known as "SERIES C SENIOR CONVERTIBLE PREFERRED STOCK" shall consist of 60,526,000 shares, the series of Preferred Stock designated and known as "SERIES D SENIOR CONVERTIBLE PREFERRED STOCK" shall consist of 25,500,000 shares and the series of Preferred Stock designated and known as "SERIES D-1 SENIOR CONVERTIBLE PREFERRED STOCK" shall consist of 24,475,897 shares.

          (a)  VOTING.

               (i) GENERAL. Except as may be otherwise provided in this Certificate of the Corporation or by law, the Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders

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of the Corporation. Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which such share of Preferred Stock is then convertible.

               (ii)   BOARD SIZE. Subject to the provisions of SECTION B.1(a)
(iii) of this ARTICLE IV, the Corporation shall not, without the written consent or affirmative vote of the holders of at least: (i) a majority of the then outstanding shares of Series A Convertible Preferred Stock, (ii) two-thirds of the then outstanding shares of the Series B Convertible Preferred Stock and
(iii) two-thirds of the then outstanding shares of Series C Senior Convertible Preferred Stock, given in writing or by vote at a meeting, each consenting or voting (as the case may be) separately as a series, increase the maximum number of directors constituting the Board of Directors to a number in excess of seven
(7).

               (iii)  BOARD SEATS.

                      (A) For so long as at least 6,000,000 shares of Series A Convertible Preferred Stock remain outstanding, the holders of the Series A Convertible Preferred Stock, voting as a separate series, shall be entitled to elect two (2) directors of the Corporation. For so long as at least 10,441,177 shares of Series B Convertible Preferred Stock remain outstanding, the holders of the Series B Convertible Preferred Stock, voting as a separate series, shall be entitled to elect two (2) directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of at least a majority in interest of the then outstanding shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as applicable, shall constitute a quorum of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as applicable, for the election of directors to be elected solely by the holders of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as applicable. A vacancy in any directorship elected by the holders of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as applicable, shall be filled only by vote or written consent of the holders of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as applicable. The directors to be elected by the holders of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as applicable, each voting separately as a series, pursuant to this SUBSECTION (A), shall serve for terms extending from the date of their election and qualification until the time of the next succeeding annual meeting of stockholders and until their successors have been elected and qualified.

                      (B) The holders of a majority in interest of the then outstanding shares of Convertible Preferred voting together as one class, shall have the exclusive and special right upon the occurrence of an Event of Noncompliance (as defined in SECTION B.1(g) of this ARTICLE IV) to elect the smallest number of directors which, when added to the directorships created in SUBSECTION (A) above, shall constitute a majority of the Board of Directors of the Corporation. The special and exclusive right of the holders of the Convertible Preferred, voting together as one class, to elect a majority of the Board of Directors of the Corporation shall continue until the Event of Noncompliance which gave rise to such right has been cured by the Corporation, subject to the revesting thereof upon the occurrence of each and every Event of Noncompliance subsequent thereto. With respect to the special and exclusive right of holders of

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Convertible Preferred, voting together as one class, to elect a majority of the
Board of Directors of the Corporation, the number of directors constituting the Board of Directors of the Corporation, shall, if necessary, be increased to provide a sufficient number of vacancies to permit the holders of Convertible Preferred to perfect their rights hereunder. In any election of directors pursuant to this SUBSECTION (B), each holder of shares of Convertible Preferred shall be entitled to a number of votes for each share of Convertible Preferred held equal to the number of shares of Common Stock into which such share is then convertible pursuant to the provisions of SECTION B.1(e) of this ARTICLE IV and no holder of Convertible Preferred shall be entitled to cumulate his votes by giving one candidate more than a vote per share. The special and exclusive voting right of the holders of the Convertible Preferred, voting together as one class, contained in this SUBSECTION (B) may be exercised either at a special meeting of the holders of Convertible Preferred called as provided below, or at any annual or special meeting of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting. If at any time any directorship to be filled by the holders of Convertible Preferred, voting together as one class, pursuant to this SUBSECTION (A) OR (B) hereof has been vacant for a period of ten (10) days, the Secretary of the Corporation shall, upon the written request of the holders of record of shares representing at least twenty five percent (25%) of the voting power of the Convertible Preferred, then outstanding, call a special meeting of the holders of Convertible Preferred for the purpose of electing a director or directors to fill such vacancy or vacancies. Such meeting shall be held at the earliest practicable date at such place as is specified in the Bylaws of the Corporation. If such meeting shall not be called by the Secretary of the Corporation within ten (10) days after personal service of said written request on him, then the holders of record of shares representing at least twenty five percent (25%) of the voting power of the Convertible Preferred then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such persons so designated upon the notice required for annual meetings of stockholders and shall be held at such specified place. Any holder of the Convertible Preferred so designated shall have access to the stock books of the Corporation for the purpose of calling a meeting of the stockholders pursuant to these provisions.

     At any meeting held for the purpose of electing directors at which the holders of Convertible Preferred shall have the special and exclusive right, voting together as one class, to elect directors as provided in this SUBSECTION
(B), the presence, in person or by proxy, of the holders of record of shares representing a majority in interest of the voting power of the Convertible Preferred then outstanding shall be required to constitute a quorum of the Convertible Preferred for such election. At any such meeting or adjournment thereof, the absence of such a quorum of the Convertible Preferred shall not prevent the election of directors other than the directors to be elected by holders of the Convertible Preferred, voting together as one class, pursuant to this SUBSECTION (B), and the absence of a quorum for the election of such other directors shall not prevent the election of the directors to be elected by holders of the Convertible Preferred, voting together as one class, pursuant to this SUBSECTION (B), and in the absence of either or both such quorums, the holders of record of shares representing a majority in interest of the voting power present in person or by proxy of the class or classes of stock which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect from time to time without notice other than announcement at the meeting.

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     A vacancy in the directorships to be elected by the holders of the
Convertible Preferred, voting together as one class, pursuant to this SUBSECTION
(B), may be filled only by vote or written consent in lieu of a meeting of (i) the holders of a majority in interest of the voting power of the Convertible Preferred, acting together as one class, or (ii) the remaining directors elected pursuant to this SUBSECTION (B) (or by directors so elected).

          (b) DIVIDENDS. From and after the date of the original issuance, in each case, of the shares of Series B Convertible Preferred Stock, Series C Senior Convertible Preferred Stock, Series D Senior Convertible Preferred Stock and Series D-1 Senior Convertible Preferred Stock, the holders of shares of Series B Convertible Preferred Stock, the holders of Series C Senior Convertible Preferred Stock, the holders of Series D Senior Convertible Preferred Stock and the holders of Series D-1 Senior Convertible Preferred Stock, as applicable, shall be entitled to receive, out of funds legally available therefor and as, when and only if declared by the Corporation's Board of Directors, non-cumulative dividends in the amount of $0.068 per share per annum in the case of the Series B Convertible Preferred Stock, $0.0161152 per share per annum in the case of the Series C Senior Convertible Preferred Stock, $0.0324968 per share per annum in the case of the Series D Senior Convertible Preferred Stock and $0.0348816 per share per annum in the case of the Series D-1 Senior Convertible Preferred Stock. No dividends shall be declared and set aside for any shares of any series of Convertible Preferred unless the Board of Directors of the Corporation shall declare a similar dividend on all shares of each outstanding series of Convertible Preferred determined on as as-converted basis. As long as any Convertible Preferred is outstanding, no dividends shall be paid on the Common Stock. Dividends on the Series D Senior Convertible Preferred Stock and the Series D-1 Senior Convertible Preferred Stock shall be payable in preference and prior to any payment of any dividend on the Series C Senior Convertible Preferred Stock, Series B Convertible Preferred Stock, Series A Convertible Preferred Stock and Common Stock. Dividends on the Series C Senior Convertible Preferred Stock shall be payable in preference and prior to any payment of any dividend on the Series B Convertible Preferred Stock, Series A Convertible Preferred Stock and Common Stock.

          (c)  LIQUIDATION, DISSOLUTION AND WINDING-UP.

               (i)    PREFERRED DISTRIBUTIONS.

                      (A) SERIES D AND SERIES D-1 LIQUIDATION PREFERENCE. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series D-1 Senior Convertible Preferred Stock and Series D Senior Convertible Preferred Stock shall be paid before any payment shall be paid to the holders of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Senior Convertible Preferred, Common Stock or any other stock ranking on liquidation junior to the Series D-1 Senior Convertible Preferred Stock and Series D Senior Convertible Preferred Stock, for each share of Series D-1 Senior Convertible Preferred Stock an amount equal to (a) two (2) times $0.43602 (the $0.43602 amount, the "ORIGINAL PURCHASE PRICE" of the Series D-1 Senior Convertible Preferred Stock) plus (b) an amount equal to the dividends declared but unpaid thereon, computed to the date of payment thereof is made available (the sum of the amounts in subparagraphs (a) and (b), the "SERIES D-1 LIQUIDATION PREFERENCE") and for each share of Series D Senior Convertible Preferred Stock an amount equal to (x) two (2) times $0.40621 (the $0.40621 amount, the "ORIGINAL PURCHASE PRICE" of the Series D Senior Convertible Preferred

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Stock) plus (y) an amount equal to the dividends declared but unpaid thereon, computed to the date of payment thereof is made available (the sum of the amounts in subparagraphs (x) and (y), the "SERIES D LIQUIDATION PREFERENCE"). If upon any liquidation, dissolution, or winding up of the Corporation, the assets to be distributed to the holders of shares of Series D-1 Senior Convertible Preferred Stock and Series D Senior Convertible Preferred Stock shall be insufficient to permit payment to such stockholders of the full Series D-1 Liquidation Preference and Series D Liquidation Preference, then all of the assets of the Corporation available for distribution to the holders of Series D-1 Senior Convertible Preferred Stock and Series D Senior Convertible Preferred Stock shall be distributed ratably among the holders of Series D-1 Senior Convertible Preferred Stock and Series D Senior Convertible Preferred Stock based in proportion to the aggregate Series D-1 Liquidation Preference with respect to the shares of Series D-1 Senior Convertible Preferred Stock and to the aggregate Series D Liquidation Preference with respect to the shares of Series D Senior Convertible Preferred Stock, to which each such holder is entitled.

                      (B) SERIES C LIQUIDATION PREFERENCE. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary and after payment in full of the Series D-1 Liquidation Preference and Series D Liquidation Preference, the holders of shares of Series C Senior Convertible Preferred Stock shall be paid before any payment shall be paid to the holders of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Common Stock or any other stock ranking on liquidation junior to the Series C Senior Convertible Preferred Stock an amount equal to (a) four and six-tenths (4.6) times $0.20144 (the $0.20144 amount, the "ORIGINAL PURCHASE PRICE" of the Series C Senior Convertible Preferred Stock) plus (b) an amount equal to the dividends declared but unpaid thereon, computed to the date payment thereof is made available (the sum of the amounts in subparagraphs (a) and (b), the "SERIES C LIQUIDATION PREFERENCE"). If upon any liquidation, dissolution, or winding up of the Corporation, the assets to be distributed to the holders of shares of Series C Senior Convertible Preferred Stock shall be insufficient to permit payment to such stockholders of the full Series C Liquidation Preference, then all of the assets of the Corporation available for distribution to the holders of Series C Senior Convertible Preferred Stock shall be distributed ratably among the holders of Series C Senior Convertible Preferred Stock based in proportion to the aggregate Series C Liquidation Preference to which each such holder is entitled.

                      (C) SERIES A LIQUIDATION PREFERENCE AND SERIES B LIQUIDATION PREFERENCE. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary and after payment in full of the aggregate Series D-1 Liquidation Preference and Series D Liquidation Preference and Series C Liquidation Preference, the holders of shares of Series A Convertible Preferred Stock shall be paid an amount equal to $0.33333 per share of Series A Convertible Preferred Stock (the "ORIGINAL PURCHASE PRICE" of the Series A Convertible Preferred Stock), the holders of the shares of Series B Convertible Preferred Stock shall be paid an amount equal to $0.85 per share of Series B Convertible Preferred Stock (the "ORIGINAL PURCHASE PRICE" of the Series B Convertible Preferred Stock) plus, in the case of each such share, an amount equal to dividends declared but unpaid thereon, computed to the date payment thereof is made available, together with payment to any class of stock ranking on liquidation equally with the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, and before any payment shall be made to the holders of Common Stock or any

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stock ranking on liquidation junior to the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock. The amounts payable with respect to the Series A Convertible Preferred Stock being referred to as the "SERIES A LIQUIDATION PREFERENCE," the amounts payable with respect to the Series B Convertible Preferred Stock being referred to as the "SERIES B LIQUIDATION PREFERENCE" and, together with the Series A Liquidation Preference, the "JUNIOR PREFERRED LIQUIDATION PREFERENCE." If upon any liquidation, dissolution, or winding up of the Corporation, the assets to be distributed to the holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall be insufficient to permit payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation available for distribution to holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall be distributed ratably among such holders based in proportion to the aggregate Junior Preferred Liquidation Preference to which each such holder is entitled.

               (ii) OTHER DISTRIBUTIONS. Upon any liquidation, dissolution or winding up of the Corporation, immediately after the holders of Convertible Preferred and holders of any class of stock ranking on liquidation equally with any series of the Convertible Preferred have been paid in full pursuant to SECTION B.1(c)(i) of this ARTICLE IV, the remaining net assets of the Corporation available for distribution shall be distributed pro rata among the holders of the shares of Convertible Preferred and Common Stock with the shares of Convertible Preferred being treated on an as-converted to Common Stock basis (based on the number of shares of Common Stock each share of Convertible Preferred was convertible into pursuant to SECTION B.1(e) of this ARTICLE IV immediately prior to such liquidation, dissolution or winding up); PROVIDED, HOWEVER, that if the aggregate amount distributed with respect to shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as applicable, pursuant to this SECTION B.1(c)(ii) would exceed two (2) times the aggregate Series A Liquidation Preference or two (2) times the aggregate Series B Liquidation Preference, as applicable, then the amounts distributed with respect to the shares of such Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, as applicable, pursuant to SECTION B.1(c)(i) of this ARTICLE IV shall be reduced dollar-for-dollar (but not below zero) by the amount of such excess; and, PROVIDED, FURTHER, that the amounts distributed with respect to the shares of Series C Senior Convertible Preferred Stock, Series D Senior Convertible Preferred Stock or Series D-1 Senior Convertible Preferred Stock, as applicable, pursuant to SECTION B.1(c)(i) of this ARTICLE IV shall be reduced dollar-for-dollar (but not below zero) by the amount of any distributions with respect to the shares of Series C Senior Convertible Preferred Stock, Series D Senior Convertible Preferred Stock or Series D-1 Senior Convertible Preferred Stock, as applicable, pursuant to this SECTION B.1(c)(ii). Any such reduction with respect to any shares of Convertible Preferred shall be redistributed among the holders of Convertible Preferred and Common Stock in accordance with this SECTION B.1(c)(ii).

               (iii) NOTICE. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by facsimile to non-U.S. residents, not less than twenty (20) days prior to the payment date stated therein, to the holders of record of Convertible Preferred, notice to be addressed to each such holder at its address as shown by the records of the Corporation.

     The (x) consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or

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other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (except a consolidation or merger into a Subsidiary or merger in which the holders of the Corporation's voting stock outstanding immediately prior to the transaction constitute a majority of the holders of voting stock of the surviving entity outstanding immediately following the transaction and in which there has been no amendment or repeal of, or addition to, any of the designations or the powers, preferences, rights or restrictions of the Convertible Preferred or any conversion or exchange of the Convertible Preferred into or for any other security), (y) the sale or transfer by the Corporation of all or substantially all its assets, or (z) the sale or transfer by the Corporation's stockholders of capital stock representing a majority of the voting power at elections of directors of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this SECTION B.1(c) (subject to the provisions of this SECTION B.1(c) and not the provisions of SECTION B.1(e)(vii) of this
ARTICLE IV, unless the applicability of such section is elected in the following proviso); PROVIDED, HOWEVER, that the holders of at least a majority in interest of the voting power of the then outstanding shares of Series A Convertible Preferred Stock, the holders of two-thirds of the then outstanding shares of Series B Convertible Preferred Stock and the holders of two-thirds of the then outstanding shares of Series C Senior Convertible Preferred Stock, each voting separately as a series and the holders of two-thirds of the then outstanding shares of Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock, voting together as a series on an as-converted to Common Stock basis, shall have the right to elect the benefits of the provisions of SECTION B.1(e)(vii) of this ARTICLE IV in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this SECTION B.1(c). Whenever the distribution provided for in this SECTION B.1(c) shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

          (d)  RESTRICTIONS.

               (i) At any time when at least 4,890,000 of the shares of Series A Convertible Preferred Stock, 8,352,941 shares of Series B Convertible Preferred Stock and 15,131,500 shares of Series C Senior Convertible Preferred Stock remain outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the consent of the holders of at least (i) a majority of the then outstanding shares of Series A Convertible Preferred Stock, (ii) two-thirds of the then outstanding shares of Series B Convertible Preferred Stock and (iii) two-thirds of the then outstanding shares of Series C Senior Convertible Preferred Stock given, in each case, in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

                      (A) Consent to any liquidation, dissolution or winding up of the Corporation or merge or consolidate with or into, or permit any Subsidiary to merge or consolidate with or into, any other corporation, corporations, entity or entities (except a consolidation or merger into a Subsidiary or merger in which the holders of the Corporation's voting stock outstanding immediately prior to the transaction constitute a majority of the holders of voting stock of the surviving entity outstanding immediately following the transaction and there is no amendment or repeal of, or addition to, any of the designations or the powers, preferences or rights, privileges or the restrictions of the Convertible Preferred or any conversion or exchange of the Convertible Preferred into or for any other security);

                      (B) Sell, abandon, transfer, lease or otherwise dispose of all or substantially all of its properties or assets;

                      (C) Amend, alter or repeal any provision of its Certificate of Incorporation or Amended and Restated Bylaws in a manner adverse to holders of the Convertible Preferred Stock, including, without limitation, increasing the number of authorized members of the Board of Directors or increases the number of authorized shares of Preferred Stock, in each case by merger, consolidation or otherwise;

                      (D) Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Convertible Preferred as to redemption thereof and as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of Convertible Preferred or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Convertible Preferred as to redemption thereof and as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Convertible Preferred or into shares of any other class or series of stock unless the same ranks junior to the Convertible Preferred as to redemption thereof and as to redemption thereof and as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

                      (E) In any manner amend, alter or change the designations or the powers, preferences or rights, privileges or the restrictions of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Senior Convertible Preferred Stock;

                      (F) Purchase or redeem, or set aside any sums for the purchase or redemption of, or pay any dividend or make any distribution on, any shares of stock other than the Convertible Preferred, except for repurchases of shares of capital stock (at the original purchase price therefor) from officers, employees, directors or consultants of the Corporation which are subject to restrictive stock purchase agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including termination of employment; or

                      (G)  Increase the number of Reserved Employee Shares.

               (ii) At any time when at least 5,100,000 of the shares of Series D Senior Convertible Preferred Stock remain outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the consent of the holders of at least two-thirds of the then outstanding shares of Series D Senior Convertible Preferred Stock given, in each case, in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not in any manner amend, alter or change the designations or the powers, preferences or rights, privileges or the restrictions of the Series D Senior Convertible Preferred.

               (iii) At any time when at least 4,992,217 of the shares of Series D-1 Senior Convertible Preferred Stock remain outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the consent of the holders of at least a majority of the then outstanding shares of Series D-1 Senior Convertible Preferred Stock given, in each case, in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not in any manner amend, alter or change the designations or the powers, preferences or rights, privileges or the restrictions of the Series D-1 Senior Convertible Preferred.

          (e) CONVERSION. The holders of shares of Convertible Preferred shall have the following conversion rights:

               (i) RIGHT TO CONVERT. Subject to the terms and conditions of this SECTION B.1(e), the holder of any share or shares of Convertible Preferred shall have the right, at its option at any time, to convert any such shares of Convertible Preferred (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amounts distributable on the Convertible Preferred) into such number of fully paid and nonassessable shares of Common Stock as is obtained by multiplying the number of shares of Convertible Preferred so to be converted by the quotient obtained by dividing (i) the Original Purchase Price for the applicable series of Convertible Preferred by (ii) the Conversion Price of such series of Convertible Preferred as last adjusted and in effect at the date any share or shares of Convertible Preferred are surrendered for conversion. As of September 30, 2006, (i) the Conversion Price of the Series
A Convertible Preferred Stock shall be $0.2822, the Conversion Price of the Series B Convertible Preferred Stock shall be $0.598572, the Conversion Price of the Series C Senior Convertible Preferred Stock shall be $0.20144, the Conversion Price of the Series D Senior Convertible Preferred Stock shall be $0.40621 and the Conversion Price of the Series D-1 Senior Convertible
Preferred Stock shall be $0.43602. Each such Conversion Price shall be subject to adjustment in accordance with this SECTION B.1(e). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Convertible Preferred into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office
(or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Convertible Preferred) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

               (ii) ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED. Promptly after the receipt of the written notice referred to in SECTION B.1(e)(i) of this ARTICLE IV and surrender of the certificate or certificates for the share or shares of Convertible Preferred to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Convertible Preferred. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price of the applicable series of Convertible Preferred shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Convertible Preferred shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

               (iii) FRACTIONAL SHARES; DIVIDENDS; PARTIAL CONVERSION. No fractional shares shall be issued upon conversion of Convertible Preferred into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall: (i) if cash is legally available, pay in cash an amount equal to all dividends accrued and unpaid on the shares of Convertible Preferred surrendered for conversion to the date upon which such conversion is deemed to take place as provided in SECTION B.1(e)(ii) of this ARTICLE IV, or (ii) if cash is not legally available, provide to such holder a certificate representing a number of shares of Common Stock with a Fair Market Value (as defined in SECTION B.1(g) of this ARTICLE IV), equal to the aggregate of all dividends accrued and unpaid on the shares of Convertible Preferred so surrendered. In case the number of shares of Convertible Preferred represented by the certificate or certificates surrendered pursuant to SECTION B.1(e)(i) of this ARTICLE IV exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Convertible Preferred represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this SECTION B.1(e)(iii), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Convertible Preferred for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation, and based upon the aggregate number of shares of Convertible Preferred surrendered by any one holder.

               (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF COMMON STOCK. Except as provided in SECTIONS B.1(e)(v) and B.1(e)(vi) of this ARTICLE IV, if and whenever after the date of the first issuance of shares of Series D-1 Senior Convertible Preferred Stock, the Corporation shall issue or sell, or is, in accordance with SUBSECTIONS B.1(e)(iv)(A) through B.1(e)(iv)(G), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price of any series of Convertible Preferred in effect immediately prior to the time of such issue or sale (such number being appropriately adjusted to reflect the occurrence of any event described in SECTION B.1(e)(vi) of this ARTICLE IV), then, forthwith upon such issue or sale, the Conversion Price of such series of Convertible Preferred shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale (assuming the conversion of the outstanding Convertible Securities and exercise of all outstanding Options (each as defined in SUBSECTION B.1(e)(iv)(A)) multiplied by the then existing

Conversion Price of such series of Preferred Stock and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale (assuming the conversion of the outstanding Convertible Securities and exercise of all outstanding Options). Notwithstanding the foregoing, no adjustment to the Conversion Price of a series of Convertible Preferred shall be made if, prior to such issuance, the Corporation receives a written waiver from
(i) holders of a majority of the then outstanding shares of Series A Convertible Preferred, with respect to an adjustment to the Conversion Price of the Series A Convertible Preferred Stock, (ii) the holders of two-thirds of the then outstanding shares of Series B Convertible Preferred Stock, with respect to an adjustment to the Conversion Price of the Series B Convertible Preferred Stock, the Series D Senior Convertible Preferred Stock and the Series D-1 Senior Convertible Preferred Stock (if applicable), (iii) the holders of two-thirds of the then outstanding shares of Series C Senior Convertible Preferred Stock, with respect to an adjustment to the Conversion Price of the Series C Senior Convertible Preferred Stock and (iv) with respect to an issuance for which an adjustment to the Conversion Price of any series of Convertible Preferred Stock would be made pursuant to this SECTION B.1(e)(iv) and is not waived pursuant to clauses (i), (ii) and/or (iii) above only, the holders of two-thirds of the then outstanding shares of Series D Senior Convertible Preferred Stock, with respect to an adjustment to the Conversion Price of the Series D Senior Convertible Preferred Stock, indicating that no such adjustment shall be made pursuant to this SECTION B.1(e)(iv) and the holders of two-thirds of the then outstanding shares of Series D-1 Senior Convertible Preferred Stock, with respect to an adjustment to the Conversion Price of the Series D-1 Senior Convertible Preferred Stock, indicating that no such adjustment shall be made pursuant to this SECTION B.1(e)(iv).

     For purposes of this SECTION B.1(e)(iv), the following SUBSECTIONS B.1(e)(iv)(A) through B.1(e)(iv)(G) shall also be applicable:

                      (A) ISSUANCE OF RIGHTS OR OPTIONS. In case, at any time after the date of the first issuance of shares of Series D-1 Senior Convertible Preferred Stock, the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "OPTIONS" and such convertible or exchangeable stock or securities being called "CONVERTIBLE SECURITIES") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common

Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price of the applicable series of Convertible Preferred in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in SUBSECTION B.1(e)(iv)(C), no adjustment of the Conversion Price of any series of Convertible Preferred shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                      (B) ISSUANCE OF CONVERTIBLE SECURITIES. In case the Corporation shall after the date of the first issuance of shares of Series D-1 Senior Convertible Preferred Stock in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price of the applicable series of Convertible Preferred in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in SUBSECTION B.1(e)(iv)(C), no adjustment of the Conversion Price of any series of Convertible Preferred shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price of any series of Convertible Preferred have been or are to be made pursuant to other provisions of this SECTION B.1(e)(iv), no further adjustment of the Conversion Price of any series of Convertible Preferred shall be made by reason of such issue or sale.

                      (C) CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon the happening of any of the following events after the date of the first issuance of shares of Series D-1 Senior Convertible Preferred Stock, namely, if the purchase price provided for in any Option referred to in SUBSECTION B.1(e)(iv)(A), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in SUBSECTION B.1(e)(iv)(A) or B.1(e)(iv)(B), or the rate at which Convertible Securities referred to in SUBSECTION B.1(e)(iv)(A) or B.1(e)(iv)(B) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price of the applicable series of Convertible Preferred in effect at the time of such event shall forthwith be readjusted to the Conversion Price of such series of Convertible Preferred which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price of such series of Convertible

Preferred then in effect hereunder is thereby reduced; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price of the applicable series of Convertible Preferred then in effect hereunder shall forthwith be increased to the Conversion Price of such series of Convertible Preferred which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                      (D) STOCK DIVIDENDS. In case the Corporation shall after the date of the first issuance of shares of Series D-1 Senior Convertible Preferred Stock declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for the issue of stock dividends or distributions upon the outstanding Common Stock for which adjustment is made pursuant to SUBSECTION B.1(e)(vi) of this ARTICLE IV), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                      (E) CONSIDERATION FOR STOCK. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                      (F) RECORD DATE. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                      (G) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this SECTION SUBSECTION B.1(e)(iv).

               (v) CERTAIN ISSUES OF COMMON STOCK EXCEPTED. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price of any series of Convertible Preferred in the case of the issuance of (i) shares of Common Stock issuable upon conversion of any Convertible Preferred, (ii) shares of Series D Senior Convertible Preferred Stock for consideration per share of not less than the Original Purchase Price of the Series D Senior Convertible Preferred Stock, (iii) shares of Series D-1 Senior Convertible Preferred Stock for consideration per share of not less than the Original Purchase Price of the Series D-1 Senior Convertible Preferred Stock, (vi) Reserved Shares (as defined in SECTION B.1(g) of this
ARTICLE IV), or (v) shares of Series A Convertible Preferred Stock or shares of Series C Senior Convertible Preferred Stock issuable upon the exercise of any warrant to purchase shares of such Convertible Preferred Stock outstanding on September 30, 2006

               (vi) SUBDIVISION OR COMBINATION OF COMMON STOCK. In case the Corporation shall at any time after September 30, 2006 subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price of each series of Convertible Preferred in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price of each series of Convertible Preferred in effect immediately prior to such combination shall be proportionately increased.

               (vii) REORGANIZATION OR RECLASSIFICATION. If any capital reorganization, reclassification, recapitalization, consolidation, merger, sale of all or substantially all of the Corporation's assets or other similar transaction (any such transaction being referred to herein as an "ORGANIC CHANGE") shall be effected in such a way that holders of Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such Organic Change, lawful and adequate provisions shall be made whereby each holder of a share or shares of Convertible Preferred shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of or in addition to, as the case may be, the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such Organic Change not taken place, and in any case of a reorganization or reclassification only appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price of any series of Convertible Preferred) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

               (viii) SPECIAL MANDATORY CONVERSION.

                      (A) In the event that the Corporation offers the holders of Convertible Preferred the opportunity to participate (the "PARTICIPATION RIGHTS") in any financing of the Corporation that includes an equity component (the "EQUITY FINANCING") and the Board of Directors has determined, by a vote including the affirmative vote of a majority of the members of the Board of Directors designated by the Convertible Preferred, that all or a portion of the Equity Financing shall be subject to this SECTION B.1(e)(viii) (a "MANDATORY OFFERING"), the offer to participate in the Equity Financing shall remain open for at least fifteen (15) days following transmittal of written notice of the Mandatory Offering (the "OFFER NOTICE") to such holders of Convertible Preferred setting forth (i) the Corporation's bona fide intention to consummate the Equity Financing, (ii) indicating the minimum dollar amount of securities to be offered, (iii) indicating terms upon which it proposes to offer such securities, (iv) identifying the Special Proportionate Percentage (as hereinafter defined) of each holder of Convertible Preferred of the Allocated Offered Securities (as hereinafter defined), and (v) offering each holder of Convertible Preferred the right to purchase such holder's Special Proportionate Percentage of the Allocated Offered Securities within the time periods set forth in the Offer Notice. A holder's Participation Rights may be transferred to a Permitted Transferee Participant (as defined below). If none of such holder, the person or entity to which such holder's shares of Convertible Preferred were originally issued, an affiliate of the holder, an immediate family member of the holder, or a trust for the benefit of the holder or an immediate family member of the holder (each of the foregoing other than the holder, a "PERMITTED TRANSFEREE PARTICIPANT") exercise such holder's Participation Rights to acquire its Special Proportionate Percentage of the Allocated Offered Securities offered in such Mandatory Offering (a "NON-PARTICIPATING HOLDER"), all of such holder's shares of Convertible Preferred shall automatically and without further action on the part of such holder be converted effective subject to and concurrently with the consummation of the Mandatory Offering (the "MANDATORY OFFERING DATE") into the number of shares of Common Stock into which such shares of Convertible Preferred are then convertible pursuant to this SECTION B.1(e) without taking into account any adjustments to the applicable Conversion Price of the applicable series of Convertible Preferred as a result of the Mandatory Offering. On the Mandatory Offering Date, all rights with respect to the Convertible Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Convertible Preferred has been converted, and, in each case, payment of any declared but unpaid dividends thereon. Upon such conversion, the shares of Convertible Preferred so converted shall be cancelled and not subject to reissuance. With respect to the Corporation's proposed issuance of Series C Senior Convertible Preferred Stock on or about January 31, 2003, the offer notice and other information transmitted to holders of shares of Convertible Preferred on or about January 10, 2003 shall be deemed a Mandatory Offering subject to this SECTION B.1(e)(viii) to the extent set forth in such Offer Notice. As used in this SECTION B.1(e)(viii), the following terms shall have the following respective meanings:

                           (1)  "ALLOCATED OFFERED SECURITIES" shall mean that
portion of the gross amount of securities offered in the Mandatory Offering which has expressly been allocated by the Board of Directors, by a vote including the affirmative vote of a majority of the members of the Board of Directors designated by the Convertible Preferred, for purchase by the holders of Convertible Preferred as a group and subject to this SECTION B.1(e)(viii), it being understood that the amount of Allocated Offered Securities may be less (but in no event greater) than the gross amount of securities offered in the Mandatory Offering multiplied by a fraction, (x) the numerator of which shall be equal to the aggregate number of shares of Common Stock into which all outstanding shares of Convertible Preferred are convertible into on the date the Allocated Offered Securities are first offered and (y) the denominator of which shall be equal to the aggregate number of shares of Common Stock outstanding on the date the Allocated Offered Securities are first offered (assuming for this purpose only that all shares of Convertible Preferred have been converted into Common Stock, all outstanding options and warrants for capital stock of the Corporation have been exercised in full and all unissued Reserved Employee Shares have been issued); and

                           (2)  "SPECIAL PROPORTIONATE PERCENTAGE" shall mean as
to a holder of Preferred Stock, that percentage figure which expresses the ratio which (x) the number of shares of Common Stock into which such holder's shares of Convertible Preferred are convertible on the date the Allocated Offered Securities are first offered bears to (y) the aggregate number of shares of Common Stock into which all outstanding shares of Convertible Preferred are convertible on such date.

                      (B) The holder of any shares of Convertible Preferred converted pursuant to this SECTION B.1(e)(viii) shall deliver to the Corporation during regular business hours at the office of any transfer agent of the Corporation for the Convertible Preferred, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares of Convertible Preferred so converted, duly endorsed or assigned in blank or to the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of Common stock to which such holder is entitled in accordance with the provisions of this SECTION B.1(e)(viii) and cash as provided in SECTION B.1(e)(iii) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. The person in whose name the certificate for such shares of Common stock is to be issued shall be deemed to have become a stockholder of record of such Common Stock on the Mandatory Offering Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open.

               (ix) NOTICE OF ADJUSTMENT. Upon any adjustment of the Conversion Price of any series of Convertible Preferred, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, addressed to each holder of shares of such series of Convertible Preferred at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price of such series of Convertible Preferred resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

               (x) SPECIAL SERIES D-1 SENIOR CONVERTIBLE PREFERRED STOCK ADJUSTMENT. In the event that the conversion rate of the Series 2 Non-Voting Common Stock is to be determined pursuant to clause (i) of the first sentence of SECTION A.3(c) of this ARTICLE IV, then in connection with and contingent upon the conversion of the shares of Series D-1 Senior Convertible Preferred Stock as contemplated by such clause only, the Conversion Price of the Series D-1 Senior Convertible Preferred Stock shall be reduced by the amount necessary to increase the aggregate number of shares of Common Stock issuable upon conversion of all shares of Series D-1 Senior Convertible Preferred Stock by a number of shares equal to (i) the aggregate number of shares of Common Stock into which such shares of Series 2 Non-Voting

Common Stock are convertible into immediately prior to such conversion ignoring the conversion rate adjustment to be made pursuant to the above referenced clause MINUS (ii) the aggregate number of shares of Common Stock into which such shares of Series 2 Non-Voting Common Stock are convertible into immediately prior to such conversion including adjustment the conversion rate adjustment to be made pursuant to the above referenced clause (assuming in all cases for this purpose that fractional shares will be issued upon the conversion of the Series 2 Non-Voting Common Stock).

               (xi)   OTHER NOTICES. In case at any time:

                      (A) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                      (B) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                      (C) there shall be any capital reorganization or reclassification of the capital stock of the Corporation other than pursuant to SECTION B.1(e)(viii) of this ARTICLE IV, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

                      (D) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

     then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, addressed to each holder of any shares of Convertible Preferred at the address of such holder as shown on the books of the Corporation, (a) at least twenty (20) days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

               (xii) STOCK TO BE RESERVED. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Convertible Preferred as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Convertible Preferred. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price of each series of Convertible Preferred in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

               (xiii) NO REISSUANCE OF CONVERTIBLE PREFERRED. Shares of Convertible Preferred which are converted into shares of Common Stock as provided herein shall not be reissued.

               (xiv) ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversion of Convertible Preferred shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Convertible Preferred which is being converted.

               (xv) CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Convertible Preferred or of any shares of Common Stock issued or issuable upon the conversion of any shares of Convertible Preferred in any manner which interferes with the timely conversion of such Convertible Preferred, except as may otherwise be required to comply with applicable securities laws.

               (xvi)  DEFINITION OF COMMON STOCK. As used in this
SECTION B.1(e), the term "COMMON STOCK" shall mean and include the Corporation's authorized Common Stock, par value $0.0001 per share, as constituted on the date of filing of this Certificate of Incorporation, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Convertible Preferred shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in SECTION B.1(e)(vii) of this ARTICLE IV.

               (xvii) MANDATORY CONVERSION. All outstanding shares of Convertible Preferred shall automatically convert into shares of Common Stock in accordance with this SECTION B.1(e)) if at any time the Corporation shall effect a public offering of shares of Common Stock provided (i) the aggregate net proceeds from such offering to the Corporation shall be at least $30,000,000;
(ii) the per share price paid by the public for such shares multiplied by the aggregate number of shares of Common Stock outstanding immediately prior to such offering (calculated assuming conversion of all Convertible Preferred and including all Reserved Employee Shares, whether or not issued, subject to outstanding options purchased or reserved for future issuance pursuant to future option or stock grants) shall be at least $275,000,000 and (iii) the offering is a firm commitment underwritten public offering (a "QUALIFIED IPO"). In addition, all outstanding shares of a series of Convertible Preferred shall automatically convert into shares of Common Stock in accordance with this SECTION B.1(e) upon the vote or written consent of (i) sixty six and two thirds (66 2/3%) of the Series A Convertible Preferred Stock, with respect to conversion of the Series A Convertible Preferred Stock, (ii) sixty-six and two-thirds (66 2/3%) of the Series B Convertible Preferred Stock, with respect to conversion of the Series B Convertible Preferred Stock, (iii) sixty-six and two-thirds (66 2/3%) of the Series C Senior Convertible Preferred Stock, with respect to conversion of the Series C Senior Convertible Preferred Stock and (iv) sixty-six and two-thirds (66 2/3%) of the Series D Senior Convertible Preferred Stock and Series D-1 Senior Convertible Preferred Stock, voting together as a series on an as-converted to Common Stock basis, with respect to conversion of the Series D Senior Convertible Preferred Stock and the Series D-1 Senior Convertible Preferred Stock. Effective upon the closing of the sale of such shares by the Corporation pursuant to a Qualified IPO or upon the effective date of such vote or written consent, as applicable, all outstanding shares of Convertible Preferred, in the case of a Qualified IPO, and all shares of such series of Convertible Preferred, in the case of such vote or written consent, shall automatically convert to shares of Common Stock pursuant to the terms of this SECTION B.1(e).

          (f) REDEMPTION. The shares of Convertible Preferred shall be redeemed as follows:

               (i) OPTIONAL REDEMPTION. The Corporation shall not have the right to call or redeem at any time all or any shares of Convertible Preferred. With the approval of the holders of a majority in interest of the then outstanding shares of Convertible Preferred, which shall include the holders of at least two-thirds of the outstanding shares of Series C Senior Convertible Preferred Stock, voting together as a one series on an as-converted to Common Stock basis, one or more holders of shares of Convertible Preferred, may, by giving notice (the "NOTICE") to the Corporation at any time after January 31, 2007 require the Corporation to redeem all of the outstanding shares of Convertible Preferred, in two equal installments, with one-half (1/2) of the shares of Convertible Preferred, redeemed on the First Redemption Date (as defined below), and the remainder redeemed on the first (1st) anniversary of the First Redemption Date (the "SECOND REDEMPTION DATE"). Upon receipt of the Notice, the Corporation will so notify all other persons holding Convertible Preferred. After receipt of the Notice, the Corporation shall fix the first date for redemption (the "FIRST REDEMPTION DATE"), provided that such First Redemption Date shall occur within sixty (60) days after receipt of the Notice. All holders of the Convertible Preferred to be redeemed shall deliver to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Convertible Preferred, or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the Convertible Preferred to be redeemed, duly endorsed for transfer to the Corporation (if required by it) on or before the First Redemption Date. The First Redemption Date and the Second Redemption Date are collectively referred to as the "REDEMPTION DATES".

               (ii) REDEMPTION PRICE AND PAYMENT. The Convertible Preferred to be redeemed on the Redemption Dates shall be redeemed by paying for each share in cash an amount equal to the (a) greater of (x) the then Fair Market Value (as defined in SECTION B.1(g) of this ARTICLE IV) per share, or (y) $0.33333 per share in the case of the Series A Convertible Preferred Stock, $0.85 in the case of the Series B Convertible Preferred Stock, $0.20144 in the case of the Series C Senior Convertible Preferred Stock, $0.40621 in the case of the Series D Senior Convertible Preferred Stock and $0.43602 in the case of the Series D-1 Senior Convertible Preferred Stock, plus in each case (b) an amount equal to all dividends declared and unpaid on each such share, such amount being referred to as the "REDEMPTION PRICE" of the applicable series of Convertible Preferred. Such payment shall be made in full on each of the Redemption Dates to the holders entitled thereto.

               (iii) REDEMPTION MECHANICS. At least twenty (20) but not more than thirty (30) days prior to each Redemption Date, written notice (the "REDEMPTION NOTICE") shall be given by the Corporation by mail, postage prepaid, or by facsimile transmission to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Convertible Preferred to be redeemed, notifying such holder of the redemption and specifying the Redemption Price of such Convertible Preferred, the Redemption Date and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price of the Convertible Preferred to be redeemed, all rights of holders of shares of the Convertible Preferred to be redeemed (except the right to receive the Redemption Price of such Convertible Preferred) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Convertible Preferred to be redeemed on any Redemption Date are insufficient to redeem the total number of outstanding shares of Convertible Preferred to be redeemed on such Redemption Date, shares of Convertible Preferred shall be redeemed in the following priority: (i) first, the holders of shares of Series D-1 Senior Convertible Preferred Stock and Series D Senior Convertible Stock to be redeemed shall share ratably in any funds legally available for redemption of such shares of Series D-1 Senior Convertible Preferred Stock and Series D Senior Convertible Preferred Stock according and in proportion to the respective amounts which would be payable with respect to the full number of shares of Series D-1 Senior Convertible Preferred Stock and Series D Senior Convertible Preferred Stock to be redeemed owned by them if all such outstanding shares of Series D-1 Senior Convertible Preferred Stock and Series D Senior Convertible Preferred Stock were redeemed in full with such amount not to exceed the aggregate amount payable upon redemption of such shares of Series D-1 Senior Convertible Preferred Stock and Series D Senior Convertible Preferred Stock, (ii) second, if additional funds are legally available for redemption of shares, the holders of shares of Series C Senior Convertible Preferred Stock to be redeemed shall share ratably in any funds legally available for redemption of such shares of Series C Senior Convertible Preferred Stock according and in proportion to the respective amounts which would be payable with respect to the full number of shares of Series C Senior Convertible Preferred Stock to be redeemed owned by them if all such outstanding shares of Series C Senior Convertible Preferred Stock were redeemed in full (with such aggregate amount not to exceed the aggregate amount payable upon redemption of such shares of Series C Senior Convertible Preferred Stock) and
(iii) thereafter, if additional funds are legally available for redemption of shares, the holders of shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock to be redeemed shall share ratably in such funds according to the respective amount which would be payable with respect to the full number of such shares to be redeemed owned by them if all outstanding such shares were redeemed in full. The shares of Convertible Preferred not redeemed shall remain outstanding and entitled to all rights and preferences provided herein; PROVIDED, HOWEVER, that such unredeemed shares shall be entitled to receive interest accruing daily with respect to the applicable Redemption Price at the rate of fifteen percent (15%) per annum, payable quarterly in arrears. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Convertible Preferred, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

               (iv) REDEEMED OR OTHERWISE ACQUIRED SHARES TO BE RETIRED. Any shares of Convertible Preferred redeemed pursuant to this SECTION B.1(f) or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of the applicable series of Convertible Preferred.

          (g) DEFINITIONS. As used herein, the following terms shall have the following meanings:

               (i) The term "RESERVED SHARES" shall mean shares of Common Stock issued on or after February 1, 2001 or reserved by the Corporation from time to time for (i) the sale of shares of Common Stock to employees, consultants or directors of the Corporation, or (ii) the exercise of options to purchase Common Stock granted to employees, consultants or directors of the Corporation, with (i) and (ii) together not to exceed in the aggregate 3,740,406 shares of Common Stock (appropriately adjusted to reflect an event described in SECTION B.1(e)(vi) of this ARTICLE IV) ((i) and (ii) together, the "RESERVED EMPLOYEE SHARES"), (iii) any securities issued in connection with the acquisition by the Company of another entity by merger, purchase of all or substantially all of the assets of, or purchase of all or substantially all of the capital stock of such entity, or (iv) any Common Stock or warrants to purchase Common Stock issued in connection with a commercial bank loan or lease with a financial institution or to any strategic partner, in any case under
(iii) or (iv) only if approved by a majority of the Board of Directors, which majority includes at least one representative of the Series A Convertible Preferred Stock and one representative of the Series B Convertible Preferred Stock. The foregoing number of Reserved Employee Shares may be increased by vote or written consent of (i) the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock and (ii) the holders of two-thirds of the outstanding shares of Series B Convertible Preferred Stock and (iii) the holders of two-thirds of the outstanding shares of Series C Senior Convertible Preferred Stock.

               (ii) The term "EVENT OF NONCOMPLIANCE" shall mean the violation or breach by the Corporation of its obligation to make full payment on any Redemption Date with respect to a redemption pursuant to SECTION B.1(f) of this
ARTICLE IV, and the Corporation fails to cure such violation or breach within ninety (90) days of the giving of notice in writing to any holder or holders of the Convertible Preferred, as applicable.

               (iii) The term "FAIR MARKET VALUE" shall mean, with respect to any share of Convertible Preferred, an amount equal to the fair market value of a share of the applicable series of Convertible Preferred (giving effect to the value of the rights and preferences of such shares as herein provided) determined as follows: the Board of Directors shall endeavor in good faith to agree unanimously to the fair market value of a share of an applicable series of Convertible Preferred. If they are unable to do so within sixty (60) days after the occurrence of an event giving rise to a need to determine that fair market value, an investment banking firm chosen by a two-thirds in interest of the holders of an applicable series of Convertible Preferred (other than the Series A Convertible Preferred Stock, which shall require a majority in interest of the holders thereof) and an investment banking firm chosen by the Corporation shall each calculate such value. In the event the difference between such valuations is less than twenty percent (20%) of the higher valuation, then the Fair Market Value shall be deemed to be the average of such two valuations. In the event that the difference between such valuations is greater than twenty percent (20%) of the higher valuation, the two investment banking firms shall designate a third investment banking firm which shall select from the two valuations the valuation that such third firm determines to be closer to its own valuation, and the valuation so selected shall be considered the Fair Market Value. In all events, the fees and expenses of any such investment banking firms shall be paid by the Corporation.

               (iv) The term "SUBSIDIARY" or "SUBSIDIARIES" shall mean any corporation, partnership, trust or other entity of which the Corporation and/or any of its other subsidiaries directly or indirectly owns at the time a majority of the outstanding shares of every class of equity security of such corporation, partnership, trust or other entity.

               C.     UNDESIGNATED PREFERRED STOCK

     The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide for the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

                                    ARTICLE V

                               STOCKHOLDER ACTION

     1. ACTION WITHOUT MEETING. Except as otherwise provided herein, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

     2. SPECIAL MEETINGS. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

                                   ARTICLE VI

                                    DIRECTORS

     1. GENERAL. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

     2. ELECTION OF DIRECTORS. Election of Directors need not be by written ballot unless the By-laws of the Corporation (the "BY-LAWS") shall so provide.

     3. NUMBER OF DIRECTORS; TERM OF OFFICE. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series or class of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as reasonably possible. The initial Class I Directors of the Corporation shall be Steven Foster and Russell Johnson; the initial Class II Directors of the Corporation shall be James Barbookles and Morgan Jones; and the initial Class III Directors of the Corporation shall be Christopher Crespi, Kerry DeHority and Eitan Gertel. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2007, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2008, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2009. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

     Notwithstanding the foregoing, whenever, pursuant to the provisions of
ARTICLE IV of this Certificate, the holders of any one or more series or class of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable thereto.

     4. VACANCIES. Subject to the rights, if any, of the holders of any series or class of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series or class of Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to ARTICLE VI.3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; PROVIDED, HOWEVER, that no decrease in the number of Directors shall shorten the term of any incumbent Director.

     5. REMOVAL. Subject to the rights, if any, of any series or class of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of Directors. At least forty-five (45) days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.

                                   ARTICLE VII

                             LIMITATION OF LIABILITY

     A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Any repeal or modification of this ARTICLE VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

                                  ARTICLE VIII

                              AMENDMENT OF BY-LAWS

     1. AMENDMENT BY DIRECTORS. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

     2. AMENDMENT BY STOCKHOLDERS. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By-laws, by the affirmative vote of at least 75% of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class; PROVIDED, HOWEVER, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.

                                   ARTICLE IX

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

     The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Certificate, and in addition to any other vote of holders of voting stock that is required by this Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; PROVIDED, HOWEVER, that the affirmative vote of not less than 75% of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of ARTICLE V, ARTICLE VI, ARTICLE VII, ARTICLE VIII or ARTICLE IX of this Certificate.

                                  [End of Text]

     THIS SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this ____ day of _____________, 2006.


                                OPTIUM CORPORATION


                                By:
                                   -------------------------------
                                   Name: Eitan Gertel
                                   Title: Chief Executive Officer and President